Exhibit 4.1
Form of Certificate
Representing
Common Stock

NUMBER	SHARES
[ ]	[ ]
[LOGO]
THE BANK OF NEW YORK MELLON CORPORATION
Incorporated Under the Laws of the State of Delaware
Total Authorized Issue
3,500,000,000 Shares Par Value $0.01 Each, Common Stock
CUSIP [                                         ]
This certifies that [STOCKHOLDER] is the registered holder of [                                                             ] Shares transferable only on the books of The Bank of New York Mellon Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.
In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this       day of                      A.D. 20       .
[THE BANK OF NEW YORK MELLON CORPORATION SEAL]

/s/	/s/

PRESIDENT		SECRETARY

     The Corporation shall furnish, without charge, to the holder hereof, upon request, the powers, designations, preferences and relative, participating, options or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used although not in the list.

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT-		Custodian

TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)
For Value Received, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE                                                              Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints                                                              Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

NOTICE: THE SIGNATURES OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.